Exhibit (a)(1)(E)

NOTICE OF WITHDRAWAL

OF

PREVIOUSLY TENDERED
UNITS OF LIMITED PARTNERSHIP INTEREST OF
WESTIN HOTELS LIMITED PARTNERSHIP

TO

KALMIA INVESTORS, LLC

To:	Kalmia Investors, LLC
601 Carlson Parkway, Suite 200
Minnetonka, MN 55305

Ladies and Gentlemen:

      The following units of limited partnership interest (the “Units”) of Westin Hotels Limited Partnership (the “Partnership”) previously tendered to Kalmia Investors, LLC (“Kalmia”) are hereby withdrawn.

DESCRIPTION OF UNITS WITHDRAWN

AND
SIGNATURE OF LIMITED PARTNER(S)

      All registered holders of Units must sign exactly as their names appear on the Partnership records and in the same manner as the signature in the previously submitted Agreement of Sale. See Instruction 3.

NUMBER OF UNITS WITHDRAWN:

X	X

(Signature of Owner)	(Signature of Joint Owner)

Print Name	Print Name
X	X

(Signature of Individual if not Owner)	(Signature of Individual if not Owner)

Print Name, Capacity and Title	Print Name, Capacity and Title
Address:	Address:

Telephone No. (Day):	Telephone No. (Day):

Telephone No. (Evening):	Telephone No. (Evening):

SIGNATURE MEDALLION GUARANTEE

(IF GUARANTEED IN AGREEMENT OF SALE; SEE INSTRUCTION 4)

Name and Address of Eligible Institution:

Authorized Signature:	X

Name:

Title:

Date:

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INSTRUCTIONS FOR WITHDRAWAL

OF

PREVIOUSLY TENDERED UNITS OF LIMITED PARTNERSHIP INTEREST IN
WESTIN HOTELS LIMITED PARTNERSHIP

TO

KALMIA INVESTORS, LLC

      PLEASE NOTE THAT YOU MAY ONLY WITHDRAW UNITS TENDERED IN AN OUTSTANDING OFFER. ANY UNITS TENDERED IN PRIOR OFFERS AND PAID FOR MAY NOT BE WITHDRAWN.

1. DELIVERY OF NOTICE OF WITHDRAWAL FROM THE KALMIA OFFER. If you are withdrawing Units previously tendered pursuant to the offer by Kalmia Investors, LLC and related investors dated July 24, 2003 (the “Kalmia Offer”), please complete, execute, detach and send in the enclosed envelope the attached Notice of Withdrawal of Previously Tendered Units of Westin Hotels Limited Partnership to Kalmia Investors, LLC (“Notice of Withdrawal from the Kalmia Offer”), to:

Kalmia Investors, LLC

601 Carlson Parkway, Suite 200
Minnetonka, MN 55305

      KALMIA MUST RECEIVE THE NOTICE OF WITHDRAWAL FROM THE KALMIA OFFER PRIOR TO AUGUST 29, 2003, THE WITHDRAWAL EXPIRATION DATE SET FORTH IN THE KALMIA OFFER, UNLESS KALMIA EXTENDS THE DATE.

2. INADEQUATE SPACE. If any space provided in the Notice of Withdrawal from the Kalmia Offer is inadequate, please list such additional information on a separate schedule and attach the separate schedule to the Notice of Withdrawal from the Kalmia Offer.

3. SIGNATURE ON NOTICE OF WITHDRAWAL. The Notice of Withdrawal from the Kalmia Offer must be signed, as applicable, by the person(s) who signed the Agreement of Sale relating to the Kalmia Offer, in the same manner as such Agreement of Sale was signed. The signatures must correspond exactly with the name(s) as they appear on the Partnership records. If any Units tendered pursuant to the Offer to Purchase are registered in the names of two or more joint holders, all such holders must sign, as applicable, the Notice of Withdrawal from the Kalmia Offer. If the Notice of Withdrawal from the Kalmia Offer is signed by any trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or others acting in a fiduciary capacity, such persons should so indicate when signing and must submit proper evidence of their authority to act.

4. GUARANTEE OF SIGNATURES. If the signature was guaranteed on the Agreement of Sale, then it must be guaranteed on the Notice of Withdrawal from the Kalmia Offer.

5. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance may be directed to D. F. King & Co., Inc. at its address and phone number listed below. Additional copies of this Notice of Withdrawal from the Kalmia Offer may also be obtained from D. F. King & Co., Inc.

D. F. King & Co., Inc.

48 Wall Street
New York, NY 10005

Banks and Brokers Call Collect: 212-269-5550

All Others Please Call: 1-888-605-1957

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